UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 20, 2014

MPLX LP

(Exact name of Registrant as specified in its charter)

Delaware	001-35714	45-5010536
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

200 E. Hardin Street

Findlay, Ohio 45840

(Address of principal executive offices, including zip code)

(419) 672-6500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On November 20, 2014, MPLX LP, a Delaware limited partnership (“MPLX”), entered into a credit agreement among MPLX, as borrower, Citibank, N.A., as administrative agent, each of Citigroup Global Markets Inc., Wells Fargo Securities, LLC, Barclays Bank PLC, J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, and RBS Securities Inc., as joint lead arrangers and joint bookrunners, Wells Fargo Bank, N.A., as syndication agent, each of Bank of America, N.A., Barclays Bank PLC, JPMorgan Chase Bank, N.A., and The Royal Bank of Scotland PLC, as documentation agents, and the other lenders and issuing banks that are parties thereto (the “Credit Agreement”). The Credit Agreement provides for a five-year $1 billion revolving credit facility and a $250 million term loan facility.

The revolving credit facility includes letter of credit issuing capacity of up to $250 million and swingline loan capacity of up to $100 million. The revolving credit facility may be increased by up to an additional $500 million, subject to certain customary conditions, including the consent of the lenders whose commitments would increase. The revolving credit facility is for a five-year term with a maturity date of November 20, 2019 and may be extended for up to two additional one-year periods subject to the consent of the lenders holding a majority of the revolving credit facility commitments, provided that the commitments held by any non-consenting lenders will terminate on the original maturity date.

The term loan facility was drawn in full on November 20, 2014 and matures on November 20, 2019. The maturity date for the term loan facility may be extended for up to two additional one-year periods subject to the consent of the lenders holding a majority of the outstanding term loan borrowings, provided that the portion of the term loan borrowings held by any non-consenting lenders will continue to be due and payable on the original maturity date.

MPLX pays interest on outstanding borrowings under the Credit Agreement based upon either of the Adjusted LIBO Rate (as defined in the Credit Agreement) or the Alternate Base Rate (as defined in the Credit Agreement), at its election, plus, in each case, a specified margin. In addition, MPLX pays various fees and expenses in connection with the Credit Agreement, including administrative agent fees, commitment fees on the unused portion of the revolving credit facility and fees with respect to issued and outstanding letters of credit. The margins above the applicable benchmark interest rates and commitment fees fluctuate based on (i) prior to the Rating Date (as defined in the Credit Agreement), MPLX’s ratio of Consolidated Total Debt (as defined in the Credit Agreement) as of the end of each fiscal quarter to Consolidated EBITDA (as defined in the Credit Agreement) for the prior four fiscal quarters, and (ii) from and after the Rating Date, the credit ratings in effect from time to time on MPLX’s long-term debt.

The Credit Agreement contains representations and warranties, affirmative and negative covenants and events of default that are customary for an agreement of this type, including a covenant that requires MPLX’s ratio of Consolidated Total Debt to Consolidated EBITDA for the four prior fiscal quarters not to exceed 5.0 to 1.0 as of the last day of each fiscal quarter (or 5.5 to 1.0 during an Acquisition Period (as defined in the Credit Agreement)). Consolidated EBITDA is subject to adjustments for certain acquisitions completed and capital projects undertaken during the relevant period. Other covenants, among other things, restrict MPLX from incurring debt, creating liens on its assets and entering into transactions with affiliates.

Certain lenders that are parties to the Credit Agreement have in the past performed, and may in the future from time to time perform, investment banking, financial advisory, lending or commercial banking services for MPLX and its affiliates, for which they have received, and may in the future receive, customary compensation and reimbursement of expenses.

The above description of the material terms and conditions of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement, which is filed as Exhibit 10.1 hereto and incorporated by reference herein.

Item 1.02. Termination of a Material Definitive Agreement.

In connection with entering into the Credit Agreement, MPLX terminated its previously existing $500 million five-year revolving credit agreement, dated as of September 14, 2012, among MPLX Operations LLC, a wholly-owned subsidiary of MPLX, as borrower, MPLX, as parent guarantor, Citibank, N.A., as administrative agent, and the various other commercial lending institutions that were parties thereto. The outstanding balance on the previous credit facility of $265 million was paid in full with borrowings under the Credit Agreement.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated into this Item 2.03 by reference, insofar as such information relates to the creation of a direct financial obligation.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Credit Agreement, dated as of November 20, 2014, among MPLX LP, as borrower, Citibank, N.A., as administrative agent, each of Citigroup Global Markets Inc., Wells Fargo Securities, LLC, Barclays bank PLC, J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporate and RBS Securities Inc., as joint lead arrangers and joint bookrunners, Wells Fargo Bank, N.A., as syndication agent, and each of Bank of America, N.A., Barclays Bank PLC, JPMorgan Chase Bank, N.A., and The Royal Bank of Scotland PLC, as documentation agents, and the other lenders and issuing banks that are parties thereto.

SIGNATURES

Pursuant to the requirements of the Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MPLX LP

By: MPLX GP LLC, its General Partner

Date: November 26, 2014	By:	/s/ J. Michael Wilder
Name: J. Michael Wilder
Title: Vice President, General Counsel and Secretary

Exhibit Index

Exhibit Number	Description
10.1	Credit Agreement, dated as of November 20, 2014, among MPLX LP, as borrower, Citibank, N.A., as administrative agent, each of Citigroup Global Markets Inc., Wells Fargo Securities, LLC, Barclays bank PLC, J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporate and RBS Securities Inc., as joint lead arrangers and joint bookrunners, Wells Fargo Bank, N.A., as syndication agent, and each of Bank of America, N.A., Barclays Bank PLC, JPMorgan Chase Bank, N.A., and The Royal Bank of Scotland PLC, as documentation agents, and the other lenders and issuing banks that are parties thereto.